EIGHTEENTH AMENDMENT TO THE

AMENDED AND RESTATED CUSTODY AGREEMENT

THIS EIGHTEENTH AMENDMENT effective as of the last date on the signature block, to the Amended and Restated Custody Agreement dated as of June 30, 2019, as amended (the “Agreement”), is entered into by and between THE RBB FUND, INC., a Maryland corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to amend Exhibit A to:

Add the following funds:

-	Emerald Banking & Finance Evolution Fund
-	Emerald Growth Fund
-	F/m Emerald Special Situations ETF

Remove the following funds:

-	Oakhurst Short Duration Bond Fund
-	Oakhurst Short Duration High Yield Credit Fund
-	WPG Partners Select Hedged Fund

WHEREAS, Section 15.02 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Eighteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

THE RBB FUND, INC.		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ James G. Shaw	By:	/s/ Gregory Farley
Name: James G. Shaw		Name: Gregory Farley
Title: CFO/COO & Secretary		Title: Senior Vice President
Date: 9/4/2025		Date: September 5, 2025

Exhibit A

The Separate Mutual Fund Series and ETF Series of

The RBB Fund, Inc. and Certain Related Entities

Abbey Capital Futures Strategy Fund

Abbey Capital Master Offshore Fund Limited

Abbey Capital Multi Asset Fund

Abbey Capital Offshore Fund SPC

Abbey Capital Onshore Series LLC

ACMAF Master Offshore Limited

ACMAF Offshore SPC

ACMAF Onshore Series LLC

Adara Smaller Companies Fund

Aquarius International Fund

Boston Partners All-Cap Value Fund

Boston Partners Emerging Markets Dynamic Equity Fund

Boston Partners Emerging Markets Fund

Boston Partners Emerging Markets Long/Short Offshore Fund Ltd.

Boston Partners Global Equity Fund

Boston Partners Global Long/Short Fund

Boston Partners Global Sustainability Fund

Boston Partners Long/Short Equity Fund

Boston Partners Long/Short Research Fund

Boston Partners Small Cap Value Fund II

Campbell Systematic Macro Fund

Campbell Systematic Macro Offshore Limited

Emerald Banking & Finance Evolution Fund

Emerald Growth Fund

F/m 10-Year Investment Grade Corporate Bond ETF

F/m 9-18 Month Investment Grade Corporate Bond ETF

F/m 15+ Year Investment Grade Corporate Bond ETF

F/m 20-Year Investment Grade Corporate Bond ETF

F/m 2-Year Investment Grade Corporate Bond ETF

F/m 30-Year Investment Grade Corporate Bond ETF

F/m 3-Year Investment Grade Corporate Bond ETF

F/m 5-Year Investment Grade Corporate Bond ETF

F/m 6-Month Investment Grade Corporate Bond ETF

F/m 7-Year Investment Grade Corporate Bond ETF

F/m Opportunistic Income ETF

F/m Investments Large Cap Focused Fund

F/m Emerald Life Sciences Innovation ETF

F/m Emerald Special Situations ETF

F/m Ultrashort Treasury Inflation-Protected Security (TIPS) ETF

F/m High Yield 100 ETF

F/m Long-Term Treasury Inflation-Protected Security (TIPS) ETF

F/m Short Duration High Coupon Tax Free Municipal ETF

F/m Compoundr High Yield Bond ETF

F/m Compoundr U.S. Aggregate Bond ETF

Free Market Fixed Income Fund

Free Market International Equity Fund

Free Market US Equity Fund

Matson Money Fixed Income VI Portfolio

Matson Money International Equity VI Portfolio

Matson Money U.S. Equity VI Portfolio

Motley Fool 100 Index ETF

Motley Fool Capital Efficiency 100 Index ETF

Motley Fool Global Opportunities ETF

Motley Fool Mid-Cap Growth ETF

Motley Fool Next Index ETF

Motley Fool Small-Cap Growth ETF

Oakhurst Fixed Income Fund

Optima Strategic Credit Fund

SGI Dynamic Tactical ETF

SGI Enhanced Core ETF

SGI Enhanced Global Income ETF

SGI Enhanced Market Leaders ETF

SGI Enhanced Nasdaq-100 ETF

SGI Global Equity Fund

SGI Peak Growth Fund

SGI Prudent Growth Fund

SGI Small Cap Core Fund

SGI U.S. Large Cap Core ETF

SGI U.S. Large Cap Equity Fund

SGI U.S. Large Cap Equity VI Portfolio

US Treasury 3 Month Bill ETF

US Treasury 6 Month Bill ETF

US Treasury 12 Month Bill ETF

US Treasury 20 Year Bond ETF

US Treasury 30 Year Bond ETF

US Treasury 2 Year Note ETF

US Treasury 3 Year Note ETF

US Treasury 5 Year Note ETF

US Treasury 7 Year Note ETF

US Treasury 10 Year Note ETF

WPG Partners Select Small Cap Value Fund

WPG Partners Small Cap Value Diversified Fund